Exhibit 99.1

NEWS RELEASE

Contact:
Robert L. Johnson, Chairman & CEO	Dresner Corporate Services
Curt Kollar, CFO	Steve Carr
706-645-1391	312-780-7211
bjohnson@charterbank.net or	scarr@dresnerco.com
ckollar@charterbank.net

CHARTER FINANCIAL ANNOUNCES FIRST QUARTER
FISCAL 2016 EARNINGS OF $4.6 MILLION

•	Tangible book value per share of $12.73 at December 31, 2015, up $0.44 year over year

•	Basic and diluted EPS of $0.31 and $0.30, respectively, for the quarter

•	Bankcard and deposit fee income grew by $369,000, or 14.6%, year over year

•	Nonperforming assets at 0.56% of total assets at December 31, 2015

•	Repurchased 798,590 shares for $10.3 million during the quarter

•	Recognized $2.9 million of recoveries on previously charged-off loss share loans

West Point, Georgia, January 28, 2016 — Charter Financial Corporation (the “Company”) (NASDAQ: CHFN) today reported net income of $4.6 million for the quarter ended December 31, 2015, or $0.31 and $0.30 per basic and diluted share, respectively, compared with net income of $1.7 million, or $0.10 per basic and diluted share, for the quarter ended December 31, 2014.
Quarterly Operating Results
Quarterly earnings for the first quarter of fiscal 2016 compared with the first quarter of fiscal 2015 were positively impacted by the following items:

•	Loan interest income, excluding accretion and amortization of loss share receivable, increased $930,000, or 12.7%.

•	Net interest margin, excluding accretion and amortization of loss share receivable, was 3.51% for the quarter ended December 31, 2015, compared with 3.14% for the same quarter of fiscal 2015.

•	The cost of deposits decreased to 42 basis points for the quarter ended December 31, 2015, compared to 48 basis points for the quarter ended December 31, 2014.

•	Total interest expense decreased $117,000, or 8.8%.

•	Deposit and bankcard fee income increased by a combined $369,000, or 14.6%.

•	$2.9 million of recoveries on previously charged-off loss share loans.
The above increases to net income were partially offset by the following items:

•	Salaries and employee benefits increased $249,000.

•	Legal and professional fees increased $139,000.

•	Income tax expense increased $1.6 million.
Chairman and CEO Robert L. Johnson said, “We are pleased with the continued growth in our core earnings for the quarter ended December 31, 2015. Even with the exclusion of the significant recoveries on previously charged-off loans, we still experienced

Exhibit 99.1

approximately a 75% increase in net income per share over the prior year period. Also, our net interest margin, excluding purchase accounting, was 3.51% for the quarter ending December 31, 2015, which was significantly improved from 3.14% for the quarter ending December 31, 2014.”
Financial Condition
The Company's total assets remained relatively unchanged at $1.0 billion at December 31, 2015, compared with September 30, 2015. Net loans decreased $34.9 million, or 4.9%, to $679.9 million at December 31, 2015, from $714.8 million at September 30, 2015.
Mr. Johnson continued, “We experienced a $52.0 million, or 8.14%, increase in our loan portfolio since December 31, 2014. However, during the first quarter of fiscal 2016, we experienced a decline due to prepayments on a small number of large loan relationships. The prepayments were primarily due to the collateral in these loan relationships being sold, including a local home builder who was acquired by a national brand. We anticipate that this downward trend will reverse later in the year as we expect to see portfolio growth through our pending acquisition, organic growth and possible future acquisitions.”
Total deposits were $744.2 million at December 31, 2015, compared with $738.9 million at September 30, 2015. This increase was due in part to increases of $4.2 million and $4.8 million in transaction and money market accounts, respectively, during the quarter ended December 31, 2015.
Total stockholders' equity decreased to $198.4 million at December 31, 2015, compared to $204.9 million at September 30, 2015, due primarily to $10.3 million of share repurchases during the first quarter of fiscal 2016. Despite the decrease in stockholders' equity, tangible book value per share grew to $12.73 at December 31, 2015, an increase of $0.25, compared to $12.48 at September 30, 2015, due to the stock repurchases and associated reduced weighted average share count for the first quarter of fiscal 2016.
Net Interest Income and Net Interest Margin
Net interest income increased to $9.2 million for the quarter ended December 31, 2015, compared with $7.6 million for the quarter ended December 31, 2014. Interest income increased $1.5 million due to a $930,000 increase in loan interest income, excluding accretion and amortization of loss share receivable, combined with a $497,000 increase in net purchase discount accretion and amortization of loss share receivable. This improvement in net interest income was further aided by a $117,000, or 8.8%, decrease in total interest expense quarter over quarter. The Company's net interest margin, excluding the effects of purchase accounting, was 3.51% for the quarter ended December 31, 2015, compared with 3.14% for the quarter ended December 31, 2014.
Under purchase accounting rules, the Company currently expects to realize remaining loan discount accretion of $2.3 million over the next two years.
Provision for Loan Losses
The Company recorded no provision for loan losses in the quarter ended December 31, 2015, due to the continued improvement in the credit quality of the loan portfolio. For the quarter ended December 31, 2014, the provision of $4,000 related to covered loans.
Noninterest Income and Expense
Noninterest income for the quarter ended December 31, 2015 increased $3.3 million to $6.8 million, compared with $3.6 million for the prior year period. The increase was due to a $369,000 increase in bankcard fee and other deposit fee income along with $2.9 million in nonrecurring recoveries on loans that were previously covered by loss share agreements with the FDIC.
Noninterest expense for the quarter ended December 31, 2015 increased $342,000 to $9.1 million, compared with the same period in fiscal 2015. This increase was primarily attributable to increases in salaries and employee benefits and legal and professional fees.
Asset Quality
Asset quality remained strong with nonperforming assets at 0.56% of total assets and the allowance for loan losses at 1.40% of total loans and 391.42% of nonperforming loans at December 31, 2015. The Company had net loan recoveries of $207,000 in its allowance for loan losses for the quarter ended December 31, 2015, compared with net loan charge-offs of $44,000 for the same period in fiscal 2015.

Exhibit 99.1

Capital Management
During the quarter ended December 31, 2015, the Company repurchased 798,590 shares for approximately $10.3 million, or $12.91 per share. Beginning with the first quarter of fiscal 2014 through the first quarter of fiscal 2016, the Company repurchased a combined 7.9 million shares, or 34.7%, of the Company's common stock at a discount to tangible book value of $11.4 million.
Mr. Johnson concluded, “We are pleased with our expansion in the North Atlanta market and the anticipated growth in earnings from this expansion with the pending acquisition of CBS Financial and the addition of Marvin Cosgray and his group to service the demographically desirable Buckhead market. We continue to seek to enhance shareholder value through the leveraging of our expense structure and improving noninterest income.”
About Charter Financial Corporation
Charter Financial Corporation is a savings and loan holding company and the parent company of CharterBank, a full-service community bank and a federal savings institution. CharterBank is headquartered in West Point, Georgia, and operates branches in west-central Georgia, east-central Alabama, and the Florida Gulf Coast. CharterBank's deposits are insured by the Federal Deposit Insurance Corporation. Investors may obtain additional information about Charter Financial Corporation and CharterBank on the internet at www.charterbk.com under About Us.
Forward-Looking Statements
This release may contain “forward-looking statements” within the meaning of the federal securities laws. These statements may be identified by use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “working on,” “continue to,” “seek,” and “potential.” Examples of forward-looking statements include, but are not limited to, statements regarding future growth, profitability, expense reduction, improvements in income and margins, increasing stockholder value, and estimates with respect to our financial condition and results of operation and business that are subject to various factors that could cause actual results to differ materially from these estimates. These factors include but are not limited to the Company's inability to implement its business strategy; general and local economic conditions; changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating an increase in borrowing to fund loans and investments; the changing exposure to credit risk; the effect of any acquisition or other strategic initiatives that we determine to pursue; the potential inability to promptly and effectively integrate the businesses of CharterBank and Community Bank of the South and effectively manage the new businesses and lending teams; changes in legislation or regulation; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products, and services; the effect of cyberterrorism and system failures; and the effects of geopolitical instability and risks such as terrorist attacks, the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes, and the effect of any damage to our reputation resulting from developments relating to any of the factors listed herein. Any or all forward-looking statements in this release and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or known or unknown risks and uncertainties. Consequently, no forward-looking statements can be guaranteed. Except as required by law, the Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company's Annual Report on Form 10-K for the fiscal year ended September 30, 2015. Copies of each filing may be obtained from the Company or the Securities and Exchange Commission.
The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Exhibit 99.1

Charter Financial Corporation
Condensed Consolidated Statements of Financial Condition (unaudited)

	December 31, 2015	September 30, 2015 (1)
Assets
Cash and amounts due from depository institutions	$14,243,071	$9,921,822
Interest-earning deposits in other financial institutions	37,638,231	20,421,403
Cash and cash equivalents	51,881,302	30,343,225
Loans held for sale, fair value of $2,330,930 and $1,444,042	2,285,847	1,406,902
Investment securities available for sale	175,988,229	184,404,089
Federal Home Loan Bank stock	3,005,600	3,515,600
Loans receivable	690,687,371	725,673,178
Unamortized loan origination fees, net	(1,121,570)	(1,423,456)
Allowance for loan losses	(9,695,387)	(9,488,512)
Loans receivable, net	679,870,414	714,761,210
Other real estate owned	3,164,705	3,410,538
Accrued interest and dividends receivable	2,495,117	2,668,406
Premises and equipment, net	19,455,816	19,660,012
Goodwill	4,325,282	4,325,282
Other intangible assets, net of amortization	108,241	157,226
Cash surrender value of life insurance	48,744,173	48,423,510
Deferred income taxes	6,218,864	5,674,095
Other assets	7,336,384	8,329,239
Total assets	$1,004,879,974	$1,027,079,334
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$744,233,967	$738,855,076
Federal Home Loan Bank advances	50,000,000	62,000,000
Advance payments by borrowers for taxes and insurance	790,435	1,745,753
Other liabilities	11,487,837	19,547,895
Total liabilities	806,512,239	822,148,724
Stockholders’ equity:
Common stock, $0.01 par value; 15,229,064 shares issued and outstanding at December 31, 2015 and 16,027,654 shares issued and outstanding at September 30, 2015	152,291	160,277
Preferred stock, $0.01 par value; 50,000,000 shares authorized at December 31, 2015 and September 30, 2015	—	—
Additional paid-in capital	85,546,958	95,355,054
Unearned compensation – ESOP	(5,106,169)	(5,551,193)
Retained earnings	118,228,061	114,362,386
Accumulated other comprehensive (loss) income	(453,406)	604,086
Total stockholders’ equity	198,367,735	204,930,610
Total liabilities and stockholders’ equity	$1,004,879,974	$1,027,079,334
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(1)	Financial information at September 30, 2015 has been derived from audited financial statements.

Exhibit 99.1

Charter Financial Corporation
Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended December 31,
	2015	2014
Interest income:
Loans receivable	$9,441,525	$8,904,633
Mortgage-backed securities and collateralized mortgage obligations	682,456	830,677
Federal Home Loan Bank stock	38,928	36,708
Other investment securities available for sale	264,054	44,853
Interest-earning deposits in other financial institutions	12,391	41,036
Amortization of FDIC loss share receivable	—	(888,911)
Total interest income	10,439,354	8,968,996
Interest expense:
Deposits	665,433	732,927
Borrowings	552,882	602,746
Total interest expense	1,218,315	1,335,673
Net interest income	9,221,039	7,633,323
Provision for loan losses	—	4,000
Net interest income after provision for loan losses	9,221,039	7,629,323
Noninterest income:
Service charges on deposit accounts	1,752,558	1,581,978
Bankcard fees	1,145,826	947,623
Gain on investment securities available for sale	35,965	684
Bank owned life insurance	320,663	324,413
Gain on sale of loans and loan servicing release fees	347,856	367,002
Brokerage commissions	141,715	154,304
Recoveries on acquired loans previously covered under FDIC shared loss agreements	2,875,000	—
FDIC receivable for loss sharing agreements accretion	—	47,461
Other	210,957	142,502
Total noninterest income	6,830,540	3,565,967
Noninterest expenses:
Salaries and employee benefits	5,262,989	5,014,267
Occupancy	1,910,452	1,875,663
Legal and professional	379,838	240,626
Marketing	260,914	265,232
Federal insurance premiums and other regulatory fees	223,843	195,590
Net benefit of operations of real estate owned	(21,243)	(57,320)
Furniture and equipment	168,415	150,535
Postage, office supplies and printing	184,712	240,607
Core deposit intangible amortization expense	48,985	74,308
Other	659,125	736,281
Total noninterest expenses	9,078,030	8,735,789
Income before income taxes	6,973,549	2,459,501
Income tax expense	2,359,271	785,998
Net income	$4,614,278	$1,673,503
Basic net income per share	$0.31	$0.10
Diluted net income per share	$0.30	$0.10
Weighted average number of common shares outstanding	14,885,529	16,175,485
Weighted average number of common and potential common shares outstanding	15,545,216	16,709,543

Exhibit 99.1

Charter Financial Corporation
Supplemental Financial Data (unaudited)
in thousands except per share data

	Quarter to Date					Year to Date
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	12/31/2015	12/31/2014

Consolidated balance sheet data:
Total assets	$1,004,880	$1,027,079	$1,004,936	$1,010,645	$979,777	$1,004,880	$979,777
Cash and cash equivalents	51,881	30,343	39,951	64,564	48,732	51,881	48,732
Loans receivable, net	679,870	714,761	672,830	656,212	627,740	679,870	627,740
Other real estate owned	3,165	3,411	3,290	4,487	5,508	3,165	5,508
Securities available for sale	175,988	184,404	189,791	182,982	191,995	175,988	191,995
Transaction accounts	331,570	327,373	328,961	328,012	310,891	331,570	310,891
Total deposits	744,234	738,855	734,238	736,803	701,475	744,234	701,475
Borrowings	50,000	62,000	50,000	50,000	55,000	50,000	55,000
Total stockholders’ equity	198,368	204,931	208,919	211,246	213,186	198,368	213,186

Consolidated earnings summary:
Interest income	$10,439	$10,519	$9,365	$9,040	$8,969	$10,439	$8,969
Interest expense	1,218	1,223	1,218	1,236	1,336	1,218	1,336
Net interest income	9,221	9,296	8,147	7,804	7,633	9,221	7,633
Provision for loan losses	—	—	—	(4)	4	—	4
Net interest income after provision for loan losses	9,221	9,296	8,147	7,808	7,629	9,221	7,629
Noninterest income	6,831	1,496	3,816	3,451	3,566	6,831	3,566
Noninterest expense	9,079	9,982	9,050	9,064	8,735	9,079	8,735
Income tax expense	2,359	257	1,001	761	786	2,359	786
Net income	$4,614	$553	$1,912	$1,434	$1,674	$4,614	$1,674

Per share data:
Earnings per share – basic	$0.31	$0.04	$0.12	$0.09	$0.10	$0.31	$0.10
Earnings per share – fully diluted	$0.30	$0.04	$0.12	$0.09	$0.10	$0.30	$0.10
Cash dividends per share	$0.05	$0.05	$0.05	$0.05	$0.05	$0.05	$0.05

Weighted average basic shares	14,886	15,300	15,560	15,835	16,175	14,886	16,175
Weighted average diluted shares	15,545	15,982	16,210	16,376	16,710	15,545	16,710
Total shares outstanding	15,229	16,028	16,404	16,664	16,963	15,229	16,963

Book value per share	$13.03	$12.79	$12.74	$12.68	$12.57	$13.03	$12.57
Tangible book value per share	$12.73	$12.48	$12.44	$12.39	$12.29	$12.73	$12.29
__________________________________

(1)	Financial information at and for the year ended September 30, 2015 has been derived from audited financial statements.

Exhibit 99.1

Charter Financial Corporation
Supplemental Information (unaudited)
dollars in thousands

	Quarter to Date					Year to Date
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	12/31/2015	12/31/2014

Loans receivable:
1-4 family residential real estate	$182,297	$188,044	$182,290	$179,748	$167,582	$182,297	$167,582
Commercial real estate	396,023	416,576	394,417	380,691	368,308	396,023	368,308
Commercial	39,836	37,444	31,847	31,271	30,824	39,836	30,824
Real estate construction	61,816	77,217	70,189	70,758	67,196	61,816	67,196
Consumer and other	10,715	6,392	4,924	4,632	4,800	10,715	4,800
Total loans receivable (1)	$690,687	$725,673	$683,667	$667,100	$638,710	$690,687	$638,710

Allowance for loan losses:
Balance at beginning of period	$9,489	$9,433	$9,409	$9,507	$9,471	$9,489	$9,471
Charge-offs	(15)	(263)	(54)	(59)	(153)	(15)	(153)
Recoveries	221	319	78	41	109	221	109
Provision (2)	—	—	—	(80)	80	—	80
Balance at end of period	$9,695	$9,489	$9,433	$9,409	$9,507	$9,695	$9,507

Nonperforming assets: (3)
Nonaccrual loans	$2,463	$4,114	$4,310	$3,410	$3,274	$2,463	$3,274
Loans delinquent 90 days or greater and still accruing	14	14	—	—	64	14	64
Total nonperforming loans	2,477	4,128	4,310	3,410	3,338	2,477	3,338
Other real estate owned (4)	3,165	3,411	3,290	4,487	5,508	3,165	5,508
Total nonperforming assets	$5,642	$7,539	$7,600	$7,898	$8,846	$5,642	$8,846

Troubled debt restructuring:
Troubled debt restructurings - accruing	$7,265	$6,046	$6,105	$6,064	$6,094	$7,265	$6,094
Troubled debt restructurings - nonaccrual	317	1,607	1,790	1,673	1,673	317	1,673
Total troubled debt restructurings	$7,582	$7,653	$7,895	$7,737	$7,767	$7,582	$7,767
__________________________________

(1)
Included in the loan balances are loans that were previously covered under loss share agreements with the FDIC in the amount of $46.8 million, $50.0 million, and $68.0 million at June 30, 2015, March 31, 2015, and December 31, 2014, respectively.

(2)
Prior to the termination of the FDIC loss share agreements in the fourth quarter of fiscal 2015, only the Company’s loss share percentage of the provision for covered loan losses was recognized in the Statement of Income as a provision expense (benefit). The remainder was recorded as an increase (decrease) to the FDIC receivable for loss sharing agreements in the Statement of Financial Condition.

(3)
Loans that were previously covered under loss share agreements with the FDIC, and have associated accretion income established at the time of acquisition remaining to recognize, that were greater than 90 days delinquent or otherwise considered nonperforming loans are excluded from this table.

(4)
Included in the balances is OREO that was previously covered under loss share agreements with the FDIC in the amount of $2.4 million, $3.3 million, and $4.6 million at June 30, 2015, March 31, 2015, and December 31, 2014, respectively.

Exhibit 99.1

Charter Financial Corporation
Supplemental Information (unaudited)

	Quarter to Date					Year to Date
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	12/31/2015	12/31/2014

Return on equity (annualized)	8.97%	1.06%	3.62%	2.69%	3.09%	8.97%	3.09%
Return on assets (annualized)	1.83%	0.22%	0.76%	0.58%	0.68%	1.83%	0.68%
Net interest margin (annualized)	4.03%	4.05%	3.62%	3.54%	3.47%	4.03%	3.47%
Net interest margin, excluding the effects of purchase accounting (1)	3.51%	3.37%	3.21%	3.31%	3.14%	3.51%	3.14%
Bank tier 1 leverage ratio (2)	17.18%	16.04%	16.70%	16.73%	18.31%	17.18%	18.31%
Bank total risk-based capital ratio	23.23%	21.71%	22.88%	23.42%	26.46%	23.23%	26.46%
Effective tax rate	33.83%	31.78%	34.36%	34.67%	31.96%	33.83%	31.96%
Yield on loans	5.33%	5.40%	5.02%	4.95%	5.14%	5.33%	5.14%
Cost of deposits	0.42%	0.42%	0.43%	0.43%	0.48%	0.42%	0.48%

Asset quality ratios: (3)
Allowance for loan losses as a % of total loans	1.40%	1.30%	1.33%	1.37%	1.49%	1.40%	1.49%
Allowance for loan losses as a % of nonperforming loans	391.42%	229.85%	196.86%	248.17%	254.47%	391.42%	254.47%
Nonperforming assets as a % of total loans and OREO	0.81%	1.04%	0.82%	0.74%	0.75%	0.81%	0.75%
Nonperforming assets as a % of total assets	0.56%	0.73%	0.55%	0.48%	0.48%	0.56%	0.48%
Net charge-offs (recoveries) as a % of average loans (annualized)	(0.12)%	(0.15)%	(0.01)%	0.02%	(0.01)%	(0.12)%	(0.01)%
__________________________________

(1)
Net interest income excluding accretion and amortization of loss share loans receivable divided by average net interest earning assets excluding average loan accretable discounts in the amount of $3.1 million, $3.8 million, $3.9 million, $5.1 million, and $5.5 million for the quarters ended December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015, and December 31, 2014, respectively.

(2)
During the quarter ended March 31, 2015, an upstream of capital was made between the bank and the holding company in the amount of $17.5 million to be used primarily for the repurchase of the Company's outstanding shares.

(3)
Due to the early termination of the FDIC loss share agreements in the fourth quarter of fiscal 2015, ratios for the three months ended December 31, 2015 and September 30, 2015, include all previously covered assets with the exception of FAS ASC 310-30 loans that are excluded from nonperforming loans due to the ongoing recognition of accretion income established at the time of acquisition. Ratios for periods prior to September 30, 2015, represent non-covered data only.

Exhibit 99.1

Charter Financial Corporation
Average Balances, Interest Rates and Yields (unaudited)
dollars in thousands

	Fiscal Year to Date
	12/31/2015			12/31/2014
	Average Balance	Interest	Average Yield/Cost (10)	Average Balance	Interest	Average Yield/Cost (10)
Assets:
Interest-earning assets:
Interest-earning deposits in other financial institutions	$23,371	$12	0.21%	$63,892	$41	0.26%
FHLB common stock and other equity securities	3,078	39	5.06	3,460	37	4.24
Mortgage-backed securities and collateralized mortgage obligations available for sale	141,087	682	1.93	173,610	831	1.91
Other investment securities available for sale (1)	39,486	264	2.67	15,549	45	1.15
Loans receivable (1)(2)(3)(4)	707,926	8,273	4.67	624,082	7,343	4.71
Accretion and amortization of acquired loan discounts (5)		1,169	0.66		672	0.43
Total interest-earning assets	914,948	10,439	4.56	880,593	8,969	4.07
Total noninterest-earning assets	94,441			110,087
Total assets	$1,009,389			$990,680
Liabilities and Equity:
Interest-bearing liabilities:
Interest bearing checking	$177,536	$55	0.12%	$166,124	$54	0.13%
Bank rewarded checking	46,705	23	0.20	47,313	27	0.23
Savings accounts	50,390	4	0.03	48,232	2	0.02
Money market deposit accounts	130,890	75	0.23	125,302	69	0.22
Certificate of deposit accounts	232,011	508	0.88	224,592	581	1.04
Total interest-bearing deposits	637,532	665	0.42	611,563	733	0.48
Borrowed funds	51,630	553	4.28	55,381	603	4.35
Total interest-bearing liabilities	689,162	1,218	0.71	666,944	1,336	0.80
Noninterest-bearing deposits	103,433			95,240
Other noninterest-bearing liabilities	10,916			11,630
Total noninterest-bearing liabilities	114,349			106,870
Total liabilities	803,511			773,814
Total stockholders' equity	205,878			216,866
Total liabilities and stockholders' equity	$1,009,389			$990,680
Net interest income		$9,221			$7,633
Net interest earning assets (6)		$225,786			$213,649
Net interest rate spread (7)			3.85%			3.27%
Net interest margin (8)			4.03%			3.47%
Net interest margin, excluding the effects of purchase accounting (9)			3.51%			3.14%
Ratio of average interest-earning assets to average interest-bearing liabilities			132.76%			132.03%
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(1)	Tax exempt or tax-advantaged securities and loans are shown at their contractual yields and are not shown at a tax equivalent yield.

(2)	Includes net loan fees deferred and accreted pursuant to applicable accounting requirements.

(3)	Interest income on loans is interest income as recorded in the income statement and, therefore, does not include interest income on nonaccrual loans.

(4)	Interest income on loans excludes discount accretion and amortization of the indemnification asset.

(5)	Accretion of accretable purchase discount on loans acquired in FDIC-assisted acquisitions and amortization of the overstatement of FDIC indemnification asset.

(6)	Net interest-earning assets represent total average interest-earning assets less total average interest-bearing liabilities.

(7)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(8)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

(9)
Net interest margin, excluding the effects of purchase accounting represents net interest income excluding accretion and amortization of loss share loans receivable as a percentage of average net interest earning assets excluding loan accretable discounts in the amount of $3.1 million and $5.5 million for the three months ended December 31, 2015 and December 31, 2014, respectively.

(10)	Annualized.